Exhibit 99.1
EXPLANATORY NOTE
As further discussed in Note 1 to our consolidated financial statements contained in Exhibit 99.3 of this Current Report on Form 8-K, our consolidated financial statements for the periods presented have been adjusted for the retrospective application of FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”). The financial information contained in the selected financial data below reflects only the adjustments described in Note 1 of Exhibit 99.3. The retrospective application of FSP APB 14-1 affected our fiscal years 2006 through 2008. No other modifications or updates to the disclosures have been made in this Current Report on Form 8-K for events occurring after March 3, 2009, the date of filing our Annual Report on Form 10-K for the fiscal year ended January 3, 2009, with the Securities and Exchange Commission.
Item 6. Selected Financial Data
The following tables present five years of data (in thousands) from our statement of operations and balance sheet.

Statement of Operations Data	2008	2007	2006	2005	2004

Net sales	$501,641	$463,928	$358,318	$262,591	$208,772
Cost of sales	111,097	105,592	68,872	46,111	38,331

Gross profit	390,544	358,336	289,446	216,480	170,441

Operating expenses
Marketing and selling	175,670	169,495	123,204	92,001	72,910
Research and development	46,247	43,315	33,877	20,966	15,786
In-process research and development (1)	7,500	7,500	94,035	9,220	35,000
General and administrative	39,281	43,070	34,417	21,713	21,617
Integration costs (2)	—	1,103	1,712	—	—
Litigation settlement (3)	—	14,303	—	—	—
Amortization of intangibles (4)	34,465	18,264	12,393	7,884	5,708

Total operating expenses	303,163	297,050	299,638	151,784	151,021

Operating income (expense)	87,381	61,286	(10,192)	64,696	19,420
Other (expense) income
Royalty and other	2,279	8,099	1,984	500	2,249
Interest income	747	1,153	2,754	1,246	517
Interest expense (5)	(27,398)	(37,760)	(18,395)	(217)	(783)
Amortization of financing costs (6)	(18,482)	(16,145)	(14,434)	—	—
Gain on extinguishment of debt (7)	5,631	—	—	—	—
Investment impairment (8)	—	—	—	—	(4,500)

Total other (expense) income	(37,223)	(44,653)	(28,091)	1,529	(2,517)

Income (loss) from continuing operations before income taxes	50,158	16,633	(38,283)	66,225	16,903
Provision for income taxes (9)	19,323	11,888	9,469	26,950	20,023

Net income (loss) from continuing operations	30,835	4,745	(47,752)	39,275	(3,120)

Loss from discontinued operations, net of tax benefit of $0.4 million and $2.7 million for 2007 and 2006, respectively (10)	—	(691)	(5,435)	—	—

Net income (loss)	$30,835	$4,054	$(53,187)	$39,275	$(3,120)

Net income (loss) per share
Basic net income (loss) from continuing operations	$0.42	$0.07	$(0.68)	$0.57	$(0.05)
Discontinued operations, net of tax	—	(0.01)	(0.08)	—	—

Basic net income (loss)	$0.42	$0.06	$(0.76)	$0.57	$(0.05)

Diluted net income (loss) from continuing operations	$0.42	$0.06	$(0.68)	$0.55	$(0.05)
Discontinued operations, net of tax	—	(0.01)	(0.08)	—	—

Diluted net income (loss)	$0.42	$0.06	$(0.76)	$0.55	$(0.05)

Balance Sheet Data	2008	2007	2006	2005	2004

Cash, cash equivalents, and short-term investments	$42,965	$35,181	$29,541	$46,390	$51,168
Working capital	130,999	143,298	135,635	69,533	79,575
Total assets	1,044,497	1,115,868	1,126,620	359,326	300,550
Long-term liabilities	553,705	650,410	678,897	3,072	3,126
Stockholders’ equity	427,482	383,371	345,189	302,879	249,172
(1)	In 2008 and 2007, we recognized $7.5 million each year for in-process research and development charges related to the payments for achieving certain milestones related to our BioControl acquisition. In 2006, we recognized $25.6 million, $2.1 million, $62.1 million and $4.3 million, respectively, for in-process research and development charges related to the acquisitions of BioControl, Solarant, Laserscope and Ovion. In 2005 and 2004, we recognized in-process research and development charges of $9.2 million and $35.0 million, respectively, related to the acquisitions of Ovion and TherMatrx.

(2)	In 2007 and 2006, we recorded $1.1 million and $1.7 million, respectively, of integration costs associated with the 2006 Laserscope acquisition, primarily related to travel, legal, consulting and retention bonuses.

(3)	During 2007, we recorded a charge of $14.3 million for litigation settlements, primarily for the arbitration award to the former shareholders of CryoGen, Inc. (CryoGen) concerning an earnout payment related to our 2002 acquisition of CryoGen. See Notes to Consolidated Financial Statements — No. 4, Litigation Settlements for more information.

(4)	In 2008, we recorded additional amortization expense of $17.1 million for the acceleration of amortization to adjust the carrying value of certain intangible assets to their current fair values. For more information regarding this acceleration of of amortization, see Notes to Consolidated Financial Statements — No. 6, Goodwill and Intangible Assets.

(5)	During 2008, 2007 and 2006, interest expense included interest incurred on $373.8 million principal amount of convertible notes we issued on June 27, 2006. Average borrowings under the convertible notes were $371.1 million during 2008, and $373.8 million during 2007 and 2006. Interest expense also included interest incurred on our senior secured credit facility entered into on July 20, 2006. Our average borrowings under this facility were approximately $281.7 million and $332.3 million during 2008 and 2007, respectively, and $366.0 million from inception through December 30, 2006. We also incurred interest expense related to short-term borrowing activity during 2006. For a more complete description of these items, see Notes to Consolidated Financial Statements — No. 9, Debt, and No. 8, Credit Agreements.

(6)	Amortization of financing costs relates to the deferred financing costs and debt discount for our convertible notes and our senior secured credit facility. Charges during 2006 also include a $7.0 million commitment fee for a bridge loan of up to $180 million in preparation for the acquisition of Laserscope. We did not use this financing for the Laserscope acquisition. See Notes to Consolidated Financial Statements — No. 9, Debt and No. 8, Credit Agreements for more information.

(7)	During the fourth quarter of 2008, we recognized a $5.6 million gain on extinguishment of $34.5 million of convertible notes. See Notes to Consolidated Financial Statements — No. 9, Debt for more information.

(8)	During the fourth quarter of 2004, we recognized an investment impairment loss of $4.5 million related to our investment in InjecTx, when we determined that the likelihood of commercialization of the product had diminished dramatically.

(9)	In 2007, we experienced adverse tax effects from the $14.3 million of litigation settlement charges primarily resulting from the resolution of the CryoGen arbitration (see Notes to Consolidated Financial Statements — No. 4, Litigation Settlements). Partially offsetting this unfavorable impact was the favorable settlement of a tax audit for $0.9 million, which allowed us to release a reserve for uncertain tax benefits. The in-process research and development charges described above for 2004 through 2006, as well as the investment impairment charge in 2004, have no related tax benefit, except for BioControl. In 2006, we received a $2.4 million tax refund associated with the favorable agreement reached with the IRS involving the review of our 2001 and 2002 federal income tax returns.

(10)	In conjunction with our acquisition of Laserscope in the third quarter of 2006, we committed to a plan to divest Laserscope’s aesthetics business. On January 16, 2007, we sold the aesthetics business to Iridex Corporation. The financial results of the aesthetics business have been reported as discontinued operations beginning from the date of acquisition of July 20, 2006 through the date of sale of January 16, 2007. The income tax benefit from the loss from discontinued operations was $0.4 million and $2.7 million in 2007 and 2006, respectively. For a more complete description of the discontinued operations and the related impact on our financial results, refer to Notes to Consolidated Financial Statements — No. 3, Discontinued Operations and Sale of Aesthetics Business.